EXHIBIT 21

LIST OF SUBSIDIARIES

ACUITY BRANDS, INC.

As of August 31, 2016

Subsidiary or Affiliate	Principal Location	State or Other Jurisdiction of Incorporation or Organization
9313-3510 Quebec Inc.	Brossard, Quebec, Canada	Canada
AB BMS C.V.	Cayman Islands	Netherlands
AB Netherlands Holdings, LLC	Atlanta, Georgia	Delaware
AB Netherlands Holdings C.V.	Cayman Islands	Netherlands
ABL IP Holding LLC	Atlanta, Georgia	Georgia
Acuity Aviation, LLC	Atlanta, Georgia	Georgia
Acuity Brands BMS B.V.	Amsterdam, the Netherlands	Netherlands
Acuity Brands BMS, LLC	Atlanta, Georgia	Delaware
Acuity Brands Brasil Participacoes LTDA	Sao Paolo, Brazil	Brazil
Acuity Brands Insurance (Bermuda) Ltd.	Hamilton, Bermuda	Bermuda
Acuity Brands Lighting, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Lighting Canada, Inc.	Markham, Ontario	Canada
Acuity Brands Lighting (Hong Kong) Ltd.	Hong Kong	Hong Kong
Acuity Brands Lighting de Mexico, S. de R.L. de C.V.	Monterrey, Nuevo Leon	Mexico
Acuity Brands Netherlands B.V.	Eindhoven, the Netherlands	Netherlands
Acuity Brands Services, Inc.	Atlanta, Georgia	Delaware
Acuity Brands Technology Services, Inc.	Atlanta, Georgia	Delaware
Acuity Mexico Holdings, LLC	Atlanta, Georgia	Delaware
Acuity Trading (Shanghai) Co. Ltd.	Shanghai, China	Shanghai
C&G Carandini S.A.	Barcelona, Spain	Spain
Castlight de Mexico, S.A. de C.V.	Matamoros, Tamaulipas	Mexico
Distech Controls, Inc.	Brossard, Quebec, Canada	Canada
Distech Controls Facility Solutions, Inc.	Ottawa, Ontario, Canada	Canada
Distech Controls Energy Services (Canada) Inc.	Brossard, Quebec, Canada	Canada
Distech France Holding SAS	Brindas, France	France
Distech Controls SAS France	Brindas, France	France
Distech Controls Solutions SAS France	Brindas, France	France
Distech Controls LLC	Atlanta, Georgia	Delaware
Distech Controls USA Inc.	Atlanta, Georgia	Delaware
Distech Controls Energy Services, Inc.	Atlanta, Georgia	Texas
eldoLAB Holding B.V.	Eindhoven, the Netherlands	Netherlands
eldoLED B.V.	Eindhoven, the Netherlands	Netherlands
Holophane S.A. de C.V.	Tultitlan, Mexico City	Mexico
Holophane Alumbrado Iberica SL	Barcelona, Spain	Spain
Holophane Europe Ltd.	Milton Keynes, England	United Kingdom
Holophane Lichttechnik GmbH	Düsseldorf, Germany	Germany
Holophane Lighting Ltd.	Milton Keynes, England	United Kingdom
HSA Acquisition Company, LLC	Atlanta, Georgia	Ohio
ID Limited	Douglas, Isle of Man	Isle of Man
Luxfab Ltd.	Milton Keynes, England	United Kingdom